Exhibit (A)(1)(ii)

LETTER OF TRANSMITTAL

Regarding

Limited Liability Company Interests

in

MERCANTILE ABSOLUTE RETURN FUND FOR TAX-EXEMPT/DEFERRED

INVESTORS (TEDI) LLC

Tendered Pursuant to the Offer to Purchase

Dated February 27, 2007

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT, AND THIS LETTER OF TRANSMITTAL MUST BE

RECEIVED BY THE FUND BY, 5:00 P.M. EASTERN TIME, ON

MARCH 27, 2007, UNLESS THE OFFER IS EXTENDED.

COMPLETE THIS LETTER OF TRANSMITTAL

AND RETURN BY MAIL OR FAX TO:

MERCANTILE ABSOLUTE RETURN FUND FOR TAX-EXEMPT/DEFERRED

INVESTORS (TEDI) LLC

c/o Citigroup Fund Services

Two Portland Square

Portland, Maine 04101

Phone: (800) 239-0418

Fax: (207) 879-6206

Ladies and Gentlemen:

The undersigned hereby tenders to Mercantile Absolute Return Fund for Tax-Exempt/Deferred Investors (TEDI) LLC, a limited liability company organized under the laws of the State of Delaware (the “Fund”), the limited liability company interest in the Fund or portion thereof (the “Interests”) held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase, dated February 27, 2007, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which, together with the Offer to Purchase, constitute the “Offer”).

The tender is subject to all the terms and conditions set forth in the Offer, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by the Fund, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Interests tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Interests or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Interests or portions thereof in the Fund tendered hereby.

The initial payment of the purchase price for the Interests or portions thereof tendered by the undersigned will be made on behalf of the Fund by check or wire transfer to the account identified by the undersigned below, as described in Section 6 of the Offer to Purchase. (Any payment in the form of securities would be made by means of special arrangement with the tendering member in the sole discretion of the Fund.)

The undersigned recognizes that the amount of the purchase price for Interests will be based on the unaudited net asset value of the Fund as of June 29, 2007, subject to an extension of the Offer to Purchase as described in Section 7 of the Offer to Purchase. The contingent payment portion of the purchase price, if any, will be determined upon completion of the audit of the Fund’s financial statements for 2008, which is anticipated to be in May 2008.

Note: If you invest in the Fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request below. Please contact your financial intermediary for more information.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

A completed Letter of Transmittal should be sent to the Fund by either fax or mail. If replying by fax, the completed Letter of Transmittal should be faxed to (207) 879-6206 and the original Letter should then be promptly mailed to the Fund at the address below. If replying by mail, place the completed Letter of Transmittal in the enclosed business reply envelope and send to:

MERCANTILE ABSOLUTE RETURN FUND FOR TAX-EXEMPT/DEFERRED

INVESTORS (TEDI) LLC

c/o Citigroup Fund Services

Two Portland Square

Portland, Maine 04101

FOR ADDITIONAL INFORMATION:

Phone: (800) 239-0418

PART 1.

NAME AND ADDRESS

Member Name: ____________________________________________________________

Address: _________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________

Social Security No. or Taxpayer Identification No.: ______________________

Telephone Number: _________________________________

PART 2.	AMOUNT OF LIMITED LIABILITY COMPANY INTERESTS IN THE FUND BEING TENDERED:

☐        The undersigned’s entire limited liability company interest.

☐        A portion of the undersigned’s limited liability company interest expressed as a specific dollar value.*

$

☐        A portion of the undersigned’s limited liability company interest expressed as a percentage of the undersigned’s limited liability company interest:*

*  A minimum interest with a value greater than $50,000 must be maintained in the Fund (the “Required Minimum Balance”). The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s capital account balance to fall below the Required Minimum Balance, the Fund may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

PART 3.

PAYMENT

The undersigned wishes to receive payment by (check the appropriate box):

☐        Check (all payments will be mailed to your address as reflected in the Fund’s records)

☐        Wire transfer (the information below must be completed)

Bank Name: _______________________________________________________

ABA Routing Number:_______________________________________________

Credit to: __________________________________________________________

Account Number: ___________________________________________________

For further credit to: _________________________________________________

Name(s) on the Account: _____________________________________________

Account Number: ___________________________________________________

PROMISSORY NOTE

A promissory note reflecting both the initial payment and the post-audit payment portion of the purchase amount, as applicable, will be mailed directly to the undersigned at the address of the undersigned as maintained in the books and records of the Fund.

PART 4.	SIGNATURE(S)

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR ALL OTHER INVESTORS:

Signature	Signature
(SIGNATURE OF OWNER(S) EXACTLY AS IT APPEARS ON SUBSCRIPTION AGREEMENT)	(SIGNATURE OF OWNER(S) EXACTLY AS IT APPEARS ON SUBSCRIPTION AGREEMENT)

Print Name of Investor	Print Name of Investor

Joint Tenant Signature if necessary	Print Name and Title of Signatory
(SIGNATURE OF OWNER(S) EXACTLY AS IT APPEARS ON SUBSCRIPTION AGREEMENT)
Co-signatory if necessary
(SIGNATURE OF OWNER(S) EXACTLY AS IT APPEARS ON SUBSCRIPTION AGREEMENT)
Print Name of Joint Tenant

Print Name and Title of Co-signatory

Date:

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